EXHIBIT 3 (b)

          Broker/Dealer   Agreement  between  AIG  Life  Insurance  Company  and
          American International Fund Distributors, dated August 1, 1988

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                            BROKER-DEALER AGREEMENT

     IT IS HEREBY AGREED by and between AIG Life Insurance Company (hereinafter referred to as "INSURANCE COMPANY"), a Pennsylvania Corporation, and American International Fund Distributors, Inc. (hereinafter referred to as "BROKER/DEALER"), a New York Corporation, as follows:

                                       I.
                             BASIS FOR THE AGREEMENT

A.        INSURANCE COMPANY

         INSURANCE COMPANY is a life insurance company licensed to issue various life insurance policies and annuity contracts.

B.        BROKER/DEALER

         BROKER/DEALER is an affiliate of INSURANCE COMPANY. BROKER/DEALER will function as a broker-dealer registered under the provisions of the Securities Exchange Act of 1934 (hereinafter referred to as the "Exchange Act") for the sale of certain variable contracts issued by separate accounts of INSURANCE COMPANY. Such variable contracts may be deemed to be securities within the meaning of the Securities Act of 1933 and will be registered thereunder.

C.        PURPOSE OF AGREEMENT

         INSURANCE COMPANY desires BROKER/DEALER to act as the distributor for all of the said variable contracts which require distribution under the auspices of a registered broker-dealer. The parties desire INSURANCE COMPANY to maintain certain accounting books and records of BROKER/DEALER and to send purchasers of such variable contracts required confirmations of transactions on behalf of BROKER/DEALER and to pay any commissions which may be due on sales of such variable contracts to any selling broker-dealers.

                                       II.


                             DUTIES OF BROKER/DEALER

A.        REGISTRATION UNDER THE EXCHANGE ACT

         BROKER/DEALER is registered as a broker-dealer under the provisions of the Exchange Act and will secure whatever authorizations, licenses, qualifications, permits and the like as may be necessary to perform its obligations under this agreement in those states requested by INSURANCE COMPANY.

B.        MEMBERSHIP IN THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC.

          BROKER/DEALER is a member of the National Association of Securities Dealers, Inc. ("NASD"), and shall maintain its membership therein.

C.        RESPONSIBILITY FOR SECURITIES ACTIVITIES

         BROKER/DEALER shall assume full responsibility for the securities activities of all persons engaged directly or indirectly in the variable contract operations of INSURANCE COMPANY, including but not limited to training, supervision and control as contemplated under appropriate provisions of the Exchange Act, any regulations thereunder, or by the rules of the NASD. The the extent necessary and appropriate, those persons directly or indirectly involved in such variable contract operations shall be registered representatives or registered principals of BROKER/DEALER as appropriate to their activities.

D.        APPOINTMENT OF REGISTERED PERSONS AND MAINTENANCE OF PERSONNEL RECORDS

         BROKER/DEALER shall have the authority and responsibility for the appointment and registration of those persons who will be registered representatives and registered principals. BROKER/DEALER shall likewise have the responsibility for maintenance of all of the appropriate records of such registered persons.

E.        MAINTENANCE OF NET CAPITAL

         BROKER/DEALER shall have the full responsibility for maintenance of appropriate net capital and for limiting aggregate indebtedness as may be required under the provisions of the Exchange Act, and regulations thereunder, or by NASD rules.

F.        REQUIRED REPORTS

         BROKER/DEALER   shall  have  the  responsibility  for  preparation  and
         submission of any reports or other materials required by any regulatory authority having proper jurisdiction.

                                      III.
                           DUTIES OF INSURANCE COMPANY

A.        MAINTENANCE OF ACCOUNTING RECORDS

         INSURANCE COMPANY shall be responsible for the maintenance of all books and records in connection with the said variable contracts. Such books and records shall be maintained and preserved in conformity with any requirements under the Exchange Act, any regulations thereunder, or under NASD rules to the extent that such requirements are applicable to variable contract operations. All such books and records shall be maintained and held by INSURANCE COMPANY on behalf of and as agent for BROKER/DEALER. All such books and records are, and shall at all times remain, the property of BROKER/DEALER and shall at all times be subject to inspection by duly authorized officers, auditors or representatives of BROKER/DEALER and by the Securities and Exchange Commission, the NASD, or other regulatory authority having proper jurisdiction.

B.        PAYMENT OF COMMISSIONS

         INSURANCE COMPANY shall pay on behalf of BROKER/DEALER all commissions which may be due on sales of such variable contracts to any selling broker-dealers and registered representatives of BROKER/DEALER who are also licensed insurance agents (or agencies) of INSURANCE COMPANY. Such commissions shall be payable from funds made available for such and shall be subject to approval before payment by duly authorized personnel of BROKER/DEALER. The payment of commisisions hereunder on behalf of BROKER/DEALER is intended by the parties to be a purely ministerial act by INSURANCE COMPANY and all such payments shall be properly reflected on the books and records maintained on behalf of BROKER/DEALER.

C.        CONFIRMATION OF TRANSACTIONS

         INSURANCE COMPANY shall provide that confirmations will be issued on behalf of BROKER/DEALER, acting as agent for INSURANCE COMPANY, regarding all transactions required to be confirmed, and in the form and manner required for such confirmations, under the Exchange Act, any regulations thereunder, or by NASD rules.
D.        PAYMENT OF EXPENSES OF BROKER/DEALER

         In the event BROKER/DEALER should expend any of its own funds for any reason, INSURANCE COMPANY shall reimburse BROKER/DEALER upon demand. INSURANCE COMPANY'S obligations under the terms of this paragraph shall be limited by BROKER/DEALER in performance of services for INSURANCE COMPANY.

E.        PROVISIONS OF FACILITIES AND PERSONNEL

         INSURANCE COMPANY shall provide BROKER/DEALER with facilities and personnel sufficient to perform BROKER/DEALER's obligations hereunder and to carry on its business in conformity with provisions of the Exchange Act, any regulations thereunder or NASD rules.

                                       IV.

                                   TERMINATION

         This Agreement may be terminated at any time by either party upon 60 days written notice to the other provided that this Agreement may not be terminated or modified by either party if the effect would be to put BROKER/DEALER out of compliance with the "net capital" requirements of the Exchange Act. In addition, no default of any kind shall have the effect of terminating this Agreement unless such termination is subject to this termination provision.

         EXECUTED at New York, New York effective August 1, 1988.

                                              INSURANCE COMPANY
                                              AIG LIFE INSURANCE COMPANY

                                                     /s/ A. Raymond Williams
                                              By: ____________________________
                                                  A. Raymond Williams, President

           /s/ Maureen P. Tully
ATTEST:______________________________
         Secretary


                                             BROKER/DEALER
                                             AMERICAN INTERNATIONAL FUND
                                             DISTRIBUTORS, INC.

                                                     /s/ Jerome T. Muldowney
                                             By: ______________________________
                                                 Jerome T. Muldowney, President

             /s/ Maureen P. Tully
ATTEST: _____________________________
         Secretary